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                                                                    EXHIBIT 10.9

                               AMENDMENT NO, 1
                                      TO
                         MASTER REPURCHASE AGREEMENT

        THIS AMENDMENT NO. 1, is made as of March 26, 1998 ("Amendment No. 1"), by and between Bear Stearns Home Equity Trust (f/k/a Bear Stearns Home Equity Trust 1996-1) (the "Buyer") and Rock Financial Corporation (the "Seller).

        WHEREAS, Buyer and Seller have previously entered into a Master Repurchase Agreement dated as of March 26, 1997 (the "Agreement"); and

        WHEREAS, Buyer and Seller intend to extend the termination date of the Agreement until March 26, 1999 as described herein; and

        WHEREAS, Buyer and Seller intend to make certain other amendments to the Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement. Capitalized terms used in the Agreement whose definitions are modified in this Amendment No. 1 shall, for all purposes of the Agreement, be deemed to have such modified definition.

        Section 2. Termination. Paragraph 22(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

                (b) The Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on March 26, 1999; provided, however, that the Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of Buyer and the Seller; and provided further, however, that no such party shall be obligated to agree to such an extension.

        Section 3. Confidentiality. The Seller acknowledges that
the pricing terms and rates relating to the Agreement and each Transaction thereunder (the "Information") are confidential in nature and Seller agrees that, unless otherwise directed by a court or regulatory entity of competent jurisdiction or as may be required by federal or state law (which determination as to federal or state law shall be based upon written advice of
counsel), it shall limit the distribution of the Information   and the
disclosure of the Information to its officers, employees,  attorneys,

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accountants and agents as required in order to conduct its business with the other parties hereto.


Seller hereby acknowledges and agrees that any and all information concerning the Seller that is furnished by Seller to Buyer or any of its affiliates may be used by Buyer or any other affiliate of Buyer, which is engaged in a business relationship with Seller, without any liability to the Seller, to the extent such information is obtained by Buyer or such an affiliate from Buyer; provided, however, that no such information will be used by Buyer or an affiliate of Buyer in violation of the federal or state securities laws.

Seller further acknowledges and agrees that any confidentiality agreement that may now or hereafter exist between the Seller and Buyer or any affiliate of Buyer shall not preclude the disclosure of any information between or among Buyer and any of its affiliates doing business with Seller.

        Section 4. Expenses. Each party hereto shall pay its own expenses in connection with this Amendment No. 1.

        Section 5. Controlling Law. This Amendment No. 1 shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein.

        Section 6. Interpretation. The provisions of the Agreement shall be read so as to give effect to the provisions of this Amendment No. 1.

        Section 7. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 8. Ratification and Confirmation. As amended by this Amendment No. 1, the Agreement is hereby in all respects ratified and confirmed, and the Agreement as amended by this Amendment No. 1 shall be read, taken and construed as one and the same instrument.


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     IN WITNESS WHEREOF, Buyer and Sellers have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

                                   BEAR STEARNS HOME EQUITY TRUST
                                   BY:  BEAR STEARNS MORTGAGE CAPITAL
                                        CORPORATION

                                   By: /s/ John M. Garzma
                                      -----------------------------
                                   NAME:   John M. Garzma
                                        ---------------------------
                                   TITLE:  Sr. Vice President
                                         --------------------------


                                   ROCK FINANCIAL CORPORATION

                                   By:
                                      -----------------------------
                                   NAME:
                                        ---------------------------
                                   TITLE:
                                         --------------------------
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[BEAR STEARNS LETTERHEAD]






                                April 7,1998

[VIA FACSIMILE 248-723-7247]

Mr, Frank Plenskofski
Chief Financial Officer
Rock Financial Corporation
30600 Telegraph Road - 4th Fl.
Bingham Farms, MI 48025

Dear Frank:

This letter specifies the dollar limit of the non-committed credit facility that you have established with Bear Stearns. This facility is subject to the terms and provisions set forth in the Master Repurchase Agreement between you and Bear Stearns Home Equity Trust which provides, among other things, that any financing transaction is subject to the approval of Bear Stearns. Bear Stearns advises you that, in its discretion, it may approve financing up to $100,000,000. Furthermore, upon completion of your proposed IPO, Bear Stearns may approve financing up to $200,000,000.

Please call me if you have any questions.

                                    Very truly yours,

                                        [SIG]